Exhibit 10.128

Deed Poll of Indemnification
Dated 13 October 2011
Reynolds Group Holdings Limited
in favour and for the benefit of the Indemnitees

THIS DEED POLL OF INDEMNIFICATION (Deed Poll) is made on 13 October 2011 by:
A.	Reynolds Group Holdings Limited, a company registered in New Zealand with company number 1812226, whose registered office is at c/o Bell Gully, Level 22, Vero Centre, 48 Shortland Street, Auckland, New Zealand (the Company),
in favour and for the benefit of:
B.	each Indemnitee (as defined below).
BACKGROUND
A.	The Group Members (as defined below) are required to register with the U.S. Securities and Exchange Commission (SEC) the following series of notes and related guarantees pursuant to registration rights agreements entered into by the Reynolds Group in connection with the issuance of such notes:
(a)	US$1,125,000,000 and EUR 450,000,000 7.750% senior secured notes due 2016 issued in November 2009;

(b)	US$1,000,000,000 8.500% senior notes due 2018 issued in May 2010;

(c)	US$1,500,000,000 7.125% senior secured notes due 2019 issued in October 2010;

(d)	US$1,500,000,000 9.000% senior notes due 2019 issued in October 2010;

(e)	US$1,000,000,000 6.875% senior secured notes due 2021 issued in February 2011;

(f)	US$1,000,000,000 8.250% senior notes due 2021 issued in February 2011;

(g)	US$1,500,000,000 7.875% senior secured notes due 2019 issued in August 2011; and

(h)	US$1,000,000,000 9.875% senior notes due 2019 issued in August 2011,

(together, the Registrable Notes).
B.	The Group Members will file a registration statement (the Registration Statement) on Form F-4 with the SEC with respect to the Registrable Notes and related guarantees. Following a review and comment process by the SEC and amendments to the Registration Statement to address the SEC’s comments, the SEC will declare the Registration Statement effective. After the Registration Statement is declared effective by the SEC, the issuers of the Registrable Notes will offer to exchange such notes for a like principal amount of new notes. The terms of the new notes of each series will be identical in all material respects to the terms of the Registrable Notes of the same series, except that, among other differences, the new notes will be registered under the U.S. Securities Act of 1933, as amended, and the transfer restrictions and registration rights relating to the Registrable Notes will not apply to the new notes.

C.	Each Group Member is required to sign the Registration Statement and certain directors and officers or persons performing specified functions, whether or not officers, of each Group Member are required to sign the Registration Statement. In addition, each Group Member may be required to provide certificates or complete or execute other documents with respect to the Registration Statement.

D.	Furthermore, certain of the Group Members may sign or file registration statements with the SEC to register future series of notes, guarantees or other securities, issued by a Group Member (each such registration statement, a “Prospective Registration Statement” and, collectively, the “Prospective Registration Statements”).

(The Registration Statement and each of the Prospective Registration Statements and any related documents are each a Registration Document and, collectively, the “Registration Documents”.)

E.	The Company has agreed to provide an indemnity to the Indemnitees (as defined below) in respect of the Registration Documents.
THIS DEED POLL WITNESSES as follows:
1.	Definitions

Group Member means the Company and any of its subsidiaries that becomes a registrant with respect to the Registration Statement or a Prospective Registration Statement filed with the SEC.

Indemnified Liabilities means all legal expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges in connection with these).

Indemnitee means each person that serves as a director of a Group Member at the time of filing or effectiveness of the Registration Statement or a Prospective Registration Statement and any other person that signs the Registration Statement or a Prospective Registration Statement on behalf of a Group Member.

2.	Indemnification

The Company shall (subject to an Indemnitee complying with the procedures in clause 4 below) indemnify each Indemnitee against all Indemnified Liabilities incurred by an Indemnitee or on an Indemnitee’s behalf in connection with any proceeding resulting from or relating to decisions the Indemnitee made or any actions or omissions of the Indemnitee on behalf of or in relation to a Group Member in his or her capacity as a director or officer of that company or in any other capacity in connection with any Registration Document or associated corporate authorisation or resolution or with respect to the enforcement or interpretation of this Deed Poll.

3.	Limitations on Indemnification

Notwithstanding any other provision of this Deed Poll, an Indemnitee shall not be entitled to indemnification under this Deed Poll:
(a)	to the extent that such indemnification is not permitted by applicable laws;

(b)	to the extent such Indemnified Liabilities are the result of the bad faith or wilful misconduct of the Indemnitee;

(c)	to the extent that payment is actually made, or for which payment is available, to or on behalf of the relevant Indemnitee under an insurance policy (other than an insurance policy under which the Company is entitled to seek reimbursement for the Company’s liability to the Indemnitee under this Deed Poll), except in respect of any amount in excess of the limits of liability of such policy or any applicable deductible for such policy;

(d)	to the extent that payment has or will be made to the relevant Indemnitee by a Group Member or any affiliate of the Company otherwise than pursuant to this Deed Poll; or

(e)	in connection with any proceeding (or part thereof) or appeal in relation to a proceeding initiated by an Indemnitee, unless:
(i)	such indemnification is expressly required to be made by law,

(ii)	the proceeding was authorised by the shareholder(s) (or other decision making organ) of the relevant Group Member;

(iii)	such indemnification is provided by the relevant Group Member, in its sole discretion, pursuant to the powers vested in the Group Member under applicable law; or

(iv)	the proceeding was initiated by an Indemnitee to enforce or interpret this Deed Poll.
4.	Indemnification Procedure
(a)	To qualify for indemnification under this Deed Poll, each Indemnitee shall give the Company notice in writing as soon as practicable of any proceeding in relation to that Indemnitee for which indemnification will or could be sought under this Deed Poll.

(b)	To obtain indemnification payments or advances under this Deed Poll, an Indemnitee shall submit to the Company a written request for such payments or advances, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to the relevant Indemnitee.

(c)	Subject to paragraph (d), the Company shall make such indemnification payment within 30 business days of receipt of such invoices and supporting information.

(d)	There shall be no presumption in favour of indemnification. If there is a dispute between the Company and an Indemnitee as to whether that Indemnitee is entitled to indemnification, then independent legal counsel shall be selected by the board of directors of the Company to make such determination. The selected independent legal counsel shall make such determination within 30 business days of being selected and the decision of such independent legal counsel shall be binding upon the Company and the relevant Indemnitee.
5.	Severability

If any provision or provisions of this Deed Poll shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions of this Deed Poll shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law.

6.	Governing law

This Deed Poll shall be governed by and its provisions construed in accordance with New Zealand law.

7.	Amendments

No amendment or modification of this Deed Poll shall be effective unless it is approved in writing by each Indemnitee having the benefit of this Deed Poll.

8.	Termination

This Deed Poll shall remain in effect in favour and for the benefit of each Indemnitee until the expiration of 12 months after the date that is the later to occur of:
(a)	the relevant Indemnitee ceasing to serve as a director or officer (as applicable) of the relevant Group Member; and

(b)	the date on which all liabilities of the Indemnitee in respect of the Registration Documents are expired, terminated or released.
9.	Notices to the Company
(a)	Any notice or other communication given under this Deed Poll by an Indemnitee to the Company must be in writing addressed to the Company at the address from time to time notified by the Company to the Indemnitee.

(b)	For notification purposes, the current address of the Company is as follows:

Address:	Level 9
148 Quay Street
PO Box 3515
Auckland New Zealand

Attention:	Group Legal Counsel
(c)	Instead of giving a notice or other communication to the Company at the address specified in paragraph (b) an Indemnitee may give notice or communication to the Company by email to the following email address: helen.golding@rankgroup.co.nz, or to any replacement email address notified by the Company to the Indemnitee from time to time. A notice or other communication given by email is deemed to be received at the time the email enters the information system of the recipient (unless the sender receives an electronic notification that the email has not been delivered).
10.	Delivery

For the purposes of section 9 of the Property Law Act 2007, and without limiting any other mode of delivery, this Deed Poll will be delivered by each party immediately on the earlier of:
(a)	physical delivery of an original of this Deed Poll, executed by the relevant party, into the custody of the other party or the other party’s solicitors; or

(b)	transmission by the relevant party or its solicitors (or any other person authorised in writing by the relevant party) of a facsimile, photocopied or scanned copy of an original of this Deed Poll, executed by the relevant party, to the other party or the other party’s solicitors.
11.	Third Party Rights

For the purposes of the Contracts (Privity) Act 1982, the Company acknowledges that the promises in clause 2 confer a legally enforceable benefit on each Indemnitee, subject to the other terms of this Deed Poll.

12.	Other Indemnities

The indemnities provided in this Deed Poll are in addition to, and not in substitution for, any other indemnities that an Indemnitee has or may have from any other person or entity.

Execution
Executed and delivered as a deed.
Executed on behalf of REYNOLDS
GROUP HOLDINGS LIMITED by its
authorised signatory in the presence
of:

/s/ Gregory Alan Cole
Gregory Alan Cole Director

/s/ FRANCES RAMSAY
Signature of witness

FRANCES RAMSAY
Name of witness

SECRETARY
Occupation

AUCKLAND
City/town of residence